Exhibit 7

                          Joint Filing Agreement

       In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Preferred Income Management Fund Incorporated and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. In witness whereof, the undersigned hereby execute this Agreement this 21st day of October, 1997.


                                       Stewart R. Horejsi



                                       Signature:  /s/  Stewart R. Horejsi
                                                Stewart R. Horejsi


                                       Larry L. Dunlap, individually, as Trustee of the Lola Brown Trust No. 1B, as President of Horejsi Enterprises, Inc., and as Trustee of the Stewart R. Horejsi Trust No. 2


                                       Signature:/  /s/  Larry L. Dunlap
                                                Larry L. Dunlap



                                        Stephen C. Miller, as President of
                                        Badlands Trust Company


                                        Signature:  /s/     Stephen C. Miller
                                                 Stephen C. Miller